SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                          Date of Report March 5, 2007


                            TONGA CAPITAL CORPORATION
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


      COLORADO                      33-13791-D               84-1069035
      ----------------             -----------------       ----------------
    (State or other jurisdiction) (Commission File Number) (IRSEmployer
                                                            Identification No)


              2600 S. Shore Blvd, Suite 100, League City, TX 77573
              - ---------------------------------------------------
             (Address of principal executive offices) (Postal Code)

        Registrant's telephone number, including area code (281) 334-5161

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT.

On February 1, 2007 the company received a demand notice for its loan agreement between Momentum Biofuels, Inc. and The Elevation Fund, LLC. The obligation plus its accrued interest as of the date of this announcement is estimated to be $282,318. The Company is entering into a forbearance and conversion agreement with the lender to resolve this matter.

On February 1, 2007 the company received a demand notice for its loan agreement between Gus Blass II, Kearney Holdings, LLC and Kirby Enterprise Fund, LLC. The obligation plus its accrued interest as of the date of this announcement is estimated to be $260,488. The Company is entering into a forbearance and conversion agreement with the lender to resolve this matter.

Also, on February 1, 2007 the company received a demand notice for its loan agreement between Tonga Capital Corporation and Ultimate Investments, Corp. The obligation plus its accrued interest as of the date of this announcement is estimated to be $420,778. The Company is entering into a forbearance and extended payment agreement with the lender.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company closed the Private Placement Memorandum on January 23, 2007. The Company sold 2,888,975 restricted Common Shares at $1 per share.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
APPOINTMENT  OF  PRINCIPAL  OFFICERS;   COMPENSATORY   ARRANGEMENTS  OF  CERTAIN
OFFICERS.

The Board of Directors accepted the resignation of Charles T. Phillips as Chairman of the Board, Director, Chief Executive Officer and President of the Company, on March 1, 2007. He will be replaced by Barent W. Cater as Chief Executive Officer and President. Mr. Cater is a retired Managing Partner with Accenture, which is now Accenture Ltd. (NYSE: ACN), where he spent 24 years providing operational and technology consulting services to some of the world's largest companies. During his career with Accenture he has held numerous positions including most recently Founding General Partner of Accenture
Technology Ventures, were he was responsible for Accenture's Supply Chain, B2B and Oil and Gas related venture investments. In this capacity he evaluated investment opportunities, managed Accenture's investments, participated on portfolio company boards, assisted in fund raising activities and provided assistance to portfolio company management teams. Mr. Cater was also Global Managing Partner Business Development, Managing Partner Outsourcing Sales North America, and Managing Partner Capital Markets. He served as CEO of an Accenture affiliated company "Epvalue" which provided outsourced procurement services for US and European companies. He was also Accenture's lead in the formation of Avanade, a joint venture company created with Microsoft, focused on providing technology solutions for businesses. Mr. Cater holds a BS in Economics and an MBA in Finance from Texas A&M University.

The company has retained as Chief Operations Officer Jim O' Neal. Mr. O'Neal is senior level executive with experience across a broad landscape including logistics, transportation, energy, consulting, manufacturing and aerospace. He has held positions with Dynegy, Chevron, Gulf Oil, and NASA. His operational experience includes Director of Inland/Marine operations with Dynegy where he managed transportation, terminals, marine operations, pipelines and distribution of all gas liquids for the $2 billion energy company. He also was Area/Division Manager for Warren Petroleum where his responsibilities included managing terminal, marine and rail fleets for the distribution of product. Mr. O'Neal holds a B.S. in Mechanical Engineering and an MBA from the University of Arkansas and is a registered member of the Society of Naval Architects and Marine Engineers.

Robert Degeyter tendered his resignation as part-time Chief Financial Officer of the Company, on February 9, 2007, to be effective on February 28, 2007. Mr. Degeyter has advised the company that his practice has grown to the point that he can no longer serve the Company as part-time CFO. He will be replaced by Stuart C. Cater, as Chief Financial Officer. Mr. Cater began his professional career in public accounting with both Ernst and Young and Arthur Andersen. During this part of his career he provided Taxation and Business Consulting services to his clients. Mr. Cater then moved into private industry and has held management positions with both start-up and publicly traded companies in the finance and information technology areas. Mr. Cater holds a B.S. in Economics from S.U.N.Y. at Oneonta and an MBA in Accounting from Texas A&M University. He is a member of the AICPA, Texas Society of CPA's and the Houston Chapter of CPA's.

The Board of Directors appointed the following directors to the Board of Directors which will be effective 10 days after mailing Notice to Shareholders on Form 14f-1:

Barent W. Cater
Mr. Cater is a retired Managing Partner with Accenture, which is now Accenture Ltd. (NYSE: ACN), where he spent 24 years providing operational and technology consulting services to some of the world's largest companies. During his career with Accenture he has held numerous positions including most recently Founding General Partner of Accenture Technology Ventures, were he was responsible for Accenture's Supply Chain, B2B and Oil and Gas related venture investments. In this capacity he evaluated investment opportunities, managed Accenture's investments, participated on portfolio company boards, assisted in fund raising activities and provided assistance to portfolio company management teams. Mr. Cater was also Global Managing Partner Business Development, Managing Partner Outsourcing Sales North America, Managing Partner Capital Markets. Mr. Cater also served as CEO of an Accenture affiliated company "Epvalue" which provided outsourced procurement services for US and European companies. He was also Accenture's lead in the formation of Avanade, a joint venture company created with Microsoft focused on providing technology solutions for businesses. Mr. Cater holds a BS in Economics and an MBA in Finance from Texas A&M University.

Richard C. Cilento
Mr. Cilento will serve as director, a member of the Audit Committee and as Chairman member of the Compensation Committee. Rich is the President, Chief Executive Officer and Founder of FuelQuest, Inc. FuelQuest provides on-demand supply chain management and tax automation software and services for suppliers, distributors, fuel buyers, and traders in Global Downstream Energy. Rich brought a broad scope of experience in technology, operations and business development to his role as President and Chief Executive Officer of FuelQuest. Rich is a co-founder of The Bollard Group, which provides investment-banking services to petroleum distribution companies and other high-growth business ventures. Prior to co-founding The Bollard Group, he held senior-management positions with several technology firms, including Xerox Corp, where he served as Vice President of Strategic Services. Prior to that, Rich was Vice President of Corporate Services for XLConnect Solutions, where he served as the company's lead technologist for advanced systems and managed the organization through its Initial Public Offering and its eventual merger with Xerox, forming Xerox Connect Solutions. Rich began his career at NASA, where he and his team were responsible for redesigning NASA's Mission Control Center and implementing NASA's Software Management Plan. He holds a BS degree in Aeronautical and Astronomical Engineering from the University of Illinois, an MBA at the University of Houston and serves on the advisory boards for several internet-based companies.

Jeff P. Ploen
Mr. Ploen will serve as director, a member of the Audit Committee and a member of the Compensation Committee. He has been a member of the investment banking industry for over 25 years specializing in small or micro cap firms. He is a founding partner and is currently the CEO and Chairman of the Board of Iofina Natural Gas plc. He served as the former Chairman, President and CEO of Tonga Capital Corp. He was the former Chairman and CEO of Paradigm Holdings, Inc. He is the former hedge fund manager of the Olive Fund LLC. Jeff held positions with several small cap brokerage houses from 1972 through 1994 including Engler and Budd, Cohig and Associates, Neidiger, Tucker and Brunner and Institutional Securities, Inc. For the past ten years Jeff has been President of J. Paul Consulting Corp., a firm specializing in financing for small and micro cap firms.

Rich A. Robert
Mr. Robert will serve as director, as Chairman of the Audit Committee and a member of the Compensation Committee. He is a financial executive with expertise in acquisitions, divestitures, economic analysis, capital formation via debt and equity markets, and financial risk management. Through the course of his career he has dealt extensively with wall street analysts, investment bankers, and commercial bankers. He is currently the Executive Vice-President and Chief Financial Officer of Nami Holding Company, LLC which is a privately owned natural gas and oil production company focused on the development and exploitation of mature long-lived natural gas and oil reserves in the Appalachian basin. In addition, he is the current co-owner and co-founder of Cova Hand-Selected Wines, Custom Living Properties, LP and Lifewear Products, LP. He served as the Interim Chief Financial Officer of Massey Energy Company ("Massey") which is the fourth largest coal company in the United States. Mr. Robert led the successful negotiations of $487 million in new financing for Massey. Mr. Robert was the Vice President of Finance of Enbridge US, Inc. ("Enbridge") after Enbridge's acquisition of Midcoast Energy Resources, Inc (`Midcoast"). Enbridge is a multibillion-dollar energy company based in Calgary, Alberta. Mr.

Robert served as the Chief Financial Officer and Treasurer of Midcoast. Midcoast was a growth-oriented energy company engaged in the transportation, gathering, processing, and marketing of natural gas and other petroleum products. He was hired as the first employee of the company and helped the company grow from infancy to approximately $1 billion in sales and 330 employees in Canada and the United States. He participated in the merger between Midcoast and Enbridge that resulted in shareholder value equaling a 400% premium to the company's initial public offering five years earlier. Midcoast raised $128 million in four common equity offerings. Mr. Robert began his career with Arthur Andersen, LLP as an energy auditor. He holds a BBA from Southwest Texas State University with a Concentration in Accounting and graduated with a 4.0 GPA.

Don Guggenheim
Mr. Guggenheim will serve as director, a member of the Audit Committee and a member of the Compensation Committee. Mr. Guggenheim is an estate tax and insurance professional and has operated his own practice for over twenty years. In addition, Mr. Guggenheim served as officer in the United States Army, becoming an Army pilot during the Vietnam War. He was injured in a plane crash during the war, ending his military career. He has been a shareholder and board member of several successful private and public companies.

ITEM 8.01 - OTHER EVENTS

Plant component testing is underway. Several optimization changes to the process are being implemented. Mechanical completion of the plant is scheduled for April 15, 2007 with ratable production to commence May 1, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TONGA CAPITAL CORP
(Registrant)


By: /s/ Barent W. Cater
-----------------------
Barent W. Cater
Chief Executive Officer  & President

Date:  March 5, 2007